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                                                             EXHIBIT 99(a)(1)(E)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               WYANT CORPORATION

                                       AT

                              $4.00 NET PER SHARE

                                       BY

                           PERKINS ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                              PERKINS PAPERS LTD.

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 5, 2000,
                         UNLESS THE OFFER IS EXTENDED.

                                                               September 8, 2000

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated September 8, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Perkins Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of Perkins Papers Ltd., a Canada corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Wyant Corporation, a New York corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman, President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

    WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $4.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all outstanding Shares, subject to the conditions set forth in the Offer.

        3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of August 30, 2000 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the surviving entity becoming a wholly owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share
    (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company (or by stockholders, if any, who are entitled to and properly exercise appraisal rights under New York law) will be
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    converted into the right to receive the price per Share paid pursuant to the
    Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Parent or any wholly owned subsidiary of Parent, but no such assignment shall relieve the Purchaser of its obligations under the Merger Agreement, nor Parent of its obligations to ensure the Purchaser's performance of its obligations under the Merger Agreement.

        4. THE BOARD OF DIRECTORS OF THE COMPANY BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT AT A MEETING HELD ON AUGUST 30, 2000 (I) DETERMINED THAT THE MERGER IS ADVISABLE AND THAT THE TERMS OF THE OFFER AND MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS,
    (II) APPROVED THE OFFER AND THE MERGER AND ADOPTED AND APPROVED THE MERGER AGREEMENT AND (III) RECOMMENDED THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND, IF APPROVAL IS REQUIRED BY APPLICABLE LAW, APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT.

        5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 5, 2000 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        6. The Offer is subject to satisfaction of certain conditions as set forth in the Merger Agreement, including the expiration of the applicable waiting periods under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Competition Act (Canada), but is not conditioned upon there being validly tendered and not withdrawn prior to the expiration of the offer any minimum number of shares.

        7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        8. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Harris Trust Company of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect

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to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL
INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               WYANT CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Perkins Acquisition Corp., dated September 8, 2000 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of Common Stock, par value $0.01 per share (the "Shares"), of Wyant Corporation, a New York corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

    Number of Shares to be Tendered:* ___________________________________ Shares

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                                   SIGN HERE

  Signature(s) _______________________________________________________________

  Please Type or Print Name(s) _______________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  Type or Print Address(es) __________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  Area Code and Telephone Number _____________________________________________

  Taxpayer Identification or Social Security No. _____________________________

  Dated: __________________, 2000

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*   Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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